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                                                                   EXHIBIT 99.1

               SUPPLEMENTAL SELECTED CONSOLIDATED FINANCIAL DATA

         The following supplemental selected consolidated financial data should be read in conjunction with the "Supplemental Management's Discussion and Analysis of Financial Condition and Results of Operations" included as Exhibit
99.2 in the Company's Current Report on Form 8-K dated June 12, 1997. The statement of income data for the years ended December 31, 1994, 1995 and 1996, and the balance sheet data at December 31, 1995 and 1996 are derived from the Supplemental Consolidated Financial Statements included in Exhibit 99.3 of this Amendment No. 1 to Current Report on Form 8-K dated June 12, 1997 which have been audited by Ernst & Young LLP, independent auditors. The balance sheet data at December 31, 1994 are derived from financial statements not included herein which have been audited by Ernst & Young LLP. The statement of income data for the years ended December 31, 1992 and 1993 and the balance sheet data at December 31, 1992 and 1993 are derived from unaudited financial statements.

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                                                                YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------------------
                                               1992         1993         1994         1995         1996
                                             ---------    ---------    ---------    ---------    ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:

Revenues:
    Software licenses                        $   1,052    $   4,324    $   9,833    $  20,535    $  57,508
    Services                                     2,231        1,957        3,334        6,767       22,230
    Maintenance                                     72          318        1,036        3,225        8,178
                                             ---------    ---------    ---------    ---------    ---------
       Total revenues                            3,355        6,599       14,203       30,527       87,916
                                             ---------    ---------    ---------    ---------    ---------
Costs and expenses:
    Cost of software licenses                       10           76           95          135          151
    Cost of services and maintenance             1,039        1,360        2,200        5,606       18,631
    Sales and marketing                            545        1,529        4,381        9,866       33,724
    Research and development                       739        1,251        2,483        5,506       17,005
    General and administrative                     750        1,144        1,931        4,648        8,734
                                             ---------    ---------    ---------    ---------    ---------
       Total costs and expenses                  3,083        5,360       11,090       25,761       78,245
                                             ---------    ---------    ---------    ---------    ---------
Operating income                                   272        1,239        3,113        4,766        9,671
Other income (expense), net                        (18)         (74)         (83)        (117)       1,805
                                             ---------    ---------    ---------    ---------    ---------
Income before income taxes                         254        1,165        3,030        4,649       11,476
Provision for income taxes                          22          456        1,294        1,584        4,274
                                             ---------    ---------    ---------    ---------    ---------
Net income                                   $     232    $     709    $   1,736    $   3,065    $   7,202
                                             =========    =========    =========    =========    =========
Net income per share                         $    0.01    $    0.03    $    0.07    $    0.11    $    0.23
Shares used in computing net income
    per share                                   21,196       23,751       25,871       28,533       31,774


BALANCE SHEET DATA:

Working capital                              $     (67)   $     265    $   1,900    $   6,185    $  58,824
Total assets                                     1,275        3,844        9,597       23,322      101,133
Long-term debt, less current portion               289          283          670        1,075          100
Total stockholders' equity                          66          780        2,516        8,677       68,648

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